Exhibit 10.60

License, SUPPLY

and Distribution Agreement

Elite pharmaceuticals, inc.,

elite laboratories, inc.,

- and -

GLENMARK PHARMACEUTICALS Inc., USA

Dated as of May 22, 2018

THIS LICENSE, SUPPLY AND DISTRIBUTION AGREEMENT is made as of May 22, 2018 (the “Effective Date”), by and between ELITE PHARMACEUTICALS, INC. and ELITE LABORATORIES, INC., Nevada corporations located at 165 Ludlow Avenue, Northvale, New Jersey 07647 (collectively, “ELITE”), and GLENMARK PHARMACEUTICALS INC., USA, a Delaware corporation located at 750 Corporate Drive, Mahwah, New Jersey 07430 (“GLENMARK”).

WHEREAS:

A.	ELITE has ownership rights to products and/or ANDAs specified on Schedule A (the “Products”), and GLENMARK wishes to license from ELITE the semi-exclusive and/or exclusive rights, as the case may be, to market and sell the Products on the terms and conditions set forth in this Agreement.

B.	ELITE has significant experience in developing, manufacturing and marketing finished dosage forms of pharmaceutical products, including the Products;

C.	GLENMARK has significant experience in marketing pharmaceutical products; and

D.	Subject to the terms and conditions of this Agreement, GLENMARK desires to engage ELITE on an exclusive basis to manufacture, supply, package and label the Products and ELITE agrees to grant GLENMARK the right under this Agreement to commercialize the Products in the Territory on a semi-exclusive and/or exclusive basis.

NOW, THEREFORE in consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	In addition to terms defined elsewhere in this Agreement, the terms set forth below shall be defined in this Agreement (including the recitals) as follows:

(a)	“Affiliate” with respect to either Party means any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Party. The term “control” means the beneficial (direct or indirect) ownership of more than fifty-percent (50%) of the voting or equity interests of such Person or the power or right to direct the management and affairs of its business, whether through the ownership of voting securities, by contract, or otherwise.

(b)	“Agreement” means this License, Supply and Distribution Agreement, together with all schedules hereto.

(c)	“ANDA” means an Abbreviated New Drug Application pursuant to Section 505(j) of the FDCA.

(d)	“Bankruptcy Code” has the meaning given in Article 13.16.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

(e)	“Business Day” in relation to each Party means any day other than a Saturday, a Sunday, or any statutory or public holiday on which banks are generally closed for regular business in New York, New York.

(f)	“Certificate of Analysis” means a certificate of analysis that certifies that a given batch of Product meets the release Manufacturing Requirements.

(g)	“Claim” means any claim, action, cause of action, or demand.

(h)	“Commercially Reasonable Efforts” with respect to any activity means the efforts and resources that would be used in the performance of the relevant activity in compliance with Law by a Person (engaged in the manufacture and supply or distribution, sale and commercialization of pharmaceutical products, as applicable) of comparable size and resources as the applicable Party with regard to a product at a similar stage in its product life taking into account the following factors to the extent reasonable and relevant: issues of safety and efficacy, product profile, market potential, competitive market conditions, duration of exclusivity or other proprietary position of the product and the potential profitability and economic return of the product, all as measured by the facts and circumstances at the time such efforts are due.

(i)	“Confidential Information” has the meaning given in Article 12.2.

(j)	“DEA” shall mean the United States Drug Enforcement Administration or any successor entity.

(k)	“Debarred Entity” has the meaning given in Article 9.2(c).

(l)	“Debarred Individual” has the meaning given in Article 9.2(c).

(m)	“Distribution Fees” means {***} percent ({***}%) of Net Sales for each Product that is DEA schedule II and {***}percent ({***}%) of Net Sales for all other Products.

(n)	“Effective Date” has the meaning given in the preamble.

(o)	“Facility” means the ELITE FDA-approved manufacturing site located at Ludlow Avenue, Northvale, New Jersey 07647.

(p)	“FDA” means the United States Food and Drug Administration or any successor government agency.

(q)	“FDCA” means the Federal Food, Drug, and Cosmetic Act.

(r)	“Force Majeure Event” has the meaning given in Article 13.5.

(s)	“ELITE” has the meaning given in the preamble.

(t)	“GLENMARK” has the meaning given in the preamble.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

(u)	“GMP” means current good manufacturing practices for the manufacture of finished pharmaceutical products in effect within the Territory from time to time during the Term of this Agreement, which set minimum standards to ensure that pharmaceutical products meet established requirements for identity, strength, quality and purity, as established under the Laws of the Territory, including 21 C.F.R. Parts 210 and 211.

(v)	“Gross Profit” means the Net Sales of a Product each calendar quarter less Transfer Price of Product, Distribution Fees and shipping costs from the Facility.

(w)	“Gross Sales” means the gross amount invoiced by GLENMARK or its Affiliates or sublicensees for sales of the Product to Third Parties in the Territory.

(x)	“Indemnitee” has the meaning given in Article 11.3.

(y)	“Indemnitor” has the meaning given in Article 11.3.

(z)	“Intellectual Property Rights” means any patent, trademark, copyright, trade secret, right in unpatented know-how, right of confidence and any other intellectual or industrial property right of any nature whatsoever in any part of the world, whether registered or unregistered.

(aa)	“Law” means any federal, state, provincial and local laws, statutes, regulations, rules, guidelines, orders, ordinances, and any other requirements of any government or Regulatory Authority applicable to the development, registration, manufacturing, testing, packaging, storing, shipping, marketing, distribution and sale of pharmaceutical products or as otherwise applicable to the Parties respective obligations under this Agreement, including the FDCA.

(bb)	“Losses” means any damages, liabilities, obligations, costs, expenses or losses, including reasonable legal fees and expenses, court costs, arbitration fees, penalties, fines, costs of investigation and amounts paid in settlement of claims.

(cc)	“Major Change” shall mean a change that has the potential to adversely impact quality, identity, purity or stability of the Products or the compliance and validity of the Products Marketing Authorizations, as these factors may relate the safety or efficacy of the Product. For example: lowering the purity requirement for a starting material may adversely affect the quality of the Product and would be considered a Major Change. Tightening the purity requirement of a starting material cannot negatively affect the quality of the Product and may be considered a minor change.

(dd)	“Manufacturing Requirements” has the meaning given in Article 4.1(a).

(ee)	“Marketing Authorization” means all approvals, licenses, registrations or authorizations of any Regulatory Authority, necessary for the manufacturing, use, storage, import, transport, marketing, promotion and sale of the Product in the Territory, together with pricing or reimbursement approval in countries where governmental approval is required for pricing or for the Product to be reimbursed by national health insurance.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

(ff)	“Net Sales” shall mean with respect to the Product, Gross Sales less the following items (whether or not separately stated on such invoice but only to the extent included in Gross Sales):

(i)	Any and all promotional allowances, rebates, charge backs, quantity and cash discounts, and other usual and customary discounts to customers;

(ii)	Amounts refunded, repaid or credited by reason of rejections, returns or recalls of goods;

(iii)	Any sales, excise, turnover, inventory, value-added, and similar taxes and duties assessed on applicable sales;

(iv)	Failure to supply penalties (in the case if Article 4.4 (i) and (ii), Non-affiliate third party administrative fees granted, Medicaid and state and/or governmental rebates, and shelf stock adjustments and retroactive price reductions.

Components of Net Sales shall be determined using the accrual method of accounting in accordance with US GAAP or an equivalent stipulated method of accounting in the Territory.

(gg)	“Non-Conforming Product” has the meaning given in Article 4.8(b).

(hh)	“Original Agreement” has the meaning given in Recital A.

(ii)	“Packaging” means all material used to prepare fully packaged Products, including labelling, containers, cartons, shipping cases, and inserts, as applicable.

(jj)	“Parties” means the parties to this Agreement referred to collectively, and “Party” means either party to this Agreement referred to individually.

(kk)	“Person” includes any individual, partnership, corporation, unincorporated organization or association, joint venture, limited liability company, trust or any other form of entity.

(ll)	“Pharmacovigilance Agreement” means the pharmacovigilance agreement to be entered into by the Parties which shall set forth the safety data exchange procedures to be followed by the Parties for the collection, investigation, reporting and exchange of information concerning adverse events.

(mm)	“Products” means the finished pharmaceutical products in commercially saleable form, as manufactured by ELITE and semi-exclusively and/or exclusively supplied to GLENMARK pursuant to this Agreement as set forth on Schedule A.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4

(nn)	“Purchase Order” means a written, binding purchase order for a certain quantity of Product properly issued by GLENMARK in accordance with the terms of this Agreement.

(oo)	“Quality Agreement” means a quality agreement to be entered into by the Parties which will set forth certain obligations of the Parties in relation to the manufacture, packaging, quality control and testing of the Products in accordance with GMP.

(pp)	“Recall” shall mean a recall, removal, market withdrawal, seizure, or field correction of Product.

(qq)	“Regulatory Authorities” means any federal, state, local or international regulatory agency, department, bureau or other governmental entity responsible for regulating the manufacture, use, storage, importation, transportation, distribution marketing, promotion and sale of pharmaceutical products in the Territory, including the FDA and DEA.

(rr)	“Semi-exclusive” means that ELITE may at its discretion manufacture and supply products for itself and for third parties

(ss)	“Specifications” means the written methods, formulae, procedures, specifications, tests (and testing protocols) and standards pertaining to the Products as approved by FDA in the Product’s ANDA and attached herein as Schedule B, which may be amended from time-to-time by the written agreement of the Parties.

(tt)	“Term” has the meaning given in Article 8.1.

(uu)	“Territory” means the United States of America and its possessions, territories, protectorates, military bases and commonwealths.

(vv)	“Third Party” means any Person other than GLENMARK or ELITE, or any of their respective Affiliates.

(ww)	“Trademarks” has the meaning given in Article 4.3(a).

1.2	Interpretation of “Include”. Where the words “include”, “includes” or “including” are used in this Agreement, they shall mean, respectively, “include without limitation”, “includes without limitation”, “including but not limited to”, or “including without limitation”.

ARTICLE 2 - MARKETING AUTHORIZATIONS

2.1	Subject to the terms of this Agreement, ELITE shall exclusively and/or semi-exclusively, as the case may be, manufacture, supply, package and label the Products for GLENMARK, and GLENMARK shall have the right to promote, market, store, distribute and sell the Products in the Territory. ELITE hereby grants to GLENMARK and its Affiliates an exclusive and/or semi-exclusive right to fully commercialize the Products in the Territory. GLENMARK agrees to exclusively purchase Products it requires from ELITE.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5

2.2	ELITE shall, at its expense, maintain and update the Marketing Authorizations for the Products as may be required for the Parties to perform their obligations hereunder. ELITE shall be solely responsible for all communications with the Regulatory Authorities in the Territory relating to any Marketing Authorizations for the Products. ELITE shall provide GLENMARK with timely notice of any communications from the Regulatory Authorities which may affect ELITE’s right or ability to supply GLENMARK with the Products.

ARTICLE 3 - PAYMENT TERMS

3.1	Transfer Price. ELITE shall sell each Product to GLENMARK at the prices set forth in Schedule A, which Transfer price shall be inclusive of all costs and expenses associated with the manufacture, supply, packaging, labeling of the Product to GLENMARK. ELITE shall not offer to sell the semi-exclusive Product to a Third Party at a lower price than that set forth in Schedule A without first offering to amend Schedule A and sell the Product at such lower price to GLENMARK.

3.2	Upon delivery of the Products to GLENMARK, ELITE shall submit invoices therefore to GLENMARK. GLENMARK shall pay each undisputed invoice in full within thirty one (31) days of its receipt in full of the Products reflected in the invoice and the Certificate of Analysis, which Certificate is in a form sufficient for release of the Products. A late payment fee of one percent (1%) per month may be imposed upon GLENMARK for payments past due, unless Products therein are subject to a quality dispute. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.

3.3	License Fees. Throughout the Initial Term and Renewal Term, GLENMARK shall pay to ELITE {***}percent ({***}%) of the Gross Profits received from sales of each Product within forty-five (45) days of the end of each calendar quarter (“License Fees”). Such payment shall additionally include a sales summary for each Product generally in the format as provided in Schedule C. In no case shall the License Fees for any calendar quarter be negative; provided, however in the event of a loss in any calendar quarter, the amount of that loss shall be carried forward to subsequent calendar quarters until the amount of such loss has been fully absorbed.

ARTICLE 4 - MANUFACTURING AND SUPPLY; COMMERCIALIZATION

4.1	Supply of Products.

(a)	During the Term of this Agreement, ELITE shall use Commercially Reasonable Efforts to manufacture, timely supply, package and label for delivery to GLENMARK the Products in accordance with any Purchase Orders issued by GLENMARK under the terms of this Agreement. ELITE shall manufacture, supply, package and label the Products in compliance with all Laws, including the GMPs, the Marketing Authorization, the Quality Agreement, and the Specifications (“Manufacturing Requirements”).

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6

(b)	ELITE shall manufacture the Products in the Facility and use Commercially Reasonable Efforts to maintain access to sufficient supplies of raw materials, components and other required resources to perform its obligations under this Agreement, and meet GLENMARK’s supply requirements for the Products. ELITE shall not manufacture the Products at a site other than the Facility without first obtaining GLENMARK’s prior written consent, which consent shall not be unreasonably withheld. ELITE shall be solely responsible for all costs and expenses incurred in connection with the manufacture of the Products hereunder, including without limitation costs and expenses of personnel, quality control, testing, manufacturing, facilities, equipment, materials, FDA product fees, FDA establishment fees and government sales, use, excise, property or similar taxes or excises.

(c)	ELITE shall have procedures in place to ensure that the oldest approved inventory of the Products is distributed first. In addition, each Party shall maintain a tracking system by which the distribution of each lot of the Products may be readily determined to facilitate its Recall if necessary.

(d)	Transfer Price Adjustments. The Transfer Prices for the Products under Schedule A are valid through {***}. After {***}, the Transfer Price for Products may be adjusted up or down for changes in the cost of active pharmaceutical ingredients, annual Generic Drug User Fees (GDUFA fees) proportional allocation, and material changes in serialization requirements. ELITE shall provide at least thirty (30) days written notice to GLENMARK for any such Transfer Price adjustments with justifications for any increase.

(e)	The Parties shall enter into a Pharmacovigilance Agreement and Quality Agreement prior to the commencement of any manufacturing activities under this Agreement. The respective roles and responsibilities for quality assurance personnel of the Parties in carrying out the transactions pursuant to this Agreement shall be defined and stipulated in the Quality Agreement. The fully executed Pharmacovigilance Agreement and Quality Agreement are hereby incorporated and made a part of this Agreement by reference. In the event of any inconsistency between the provisions of the Pharmacovigilance Agreement and the provisions of this Agreement, the wording of the Pharmacovigilance Agreement shall govern any and all patient safety matters and this Agreement shall govern all other matters. The Parties hereby acknowledge and agree that in the event of any conflict between the terms of this Agreement and the terms of the Quality Agreement, this Agreement shall control with respect to all issues (other than with respect to the allocation of responsibility for quality assurance), and the Quality Agreement shall control with respect to the allocation of responsibility for quality assurance.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7

4.2	Master Production Plan and Purchase Orders. On or before fifteen (15)days prior to the end of each calendar quarter during the Term, GLENMARK shall deliver to ELITE a master production plan which covers a twelve (12) month period, which includes three (3) months binding purchase order, and nine (9) months non-binding forecast (the “Master Production Plan”). The first three months (beginning with the first month following the month in which the Master Production Plan is due) of each Master Production Plan shall be deemed to be a binding purchase order (the “Binding Forecast”). Months four (4) through twelve (12) of the Master Production Plan shall be GLENMARK’s non-binding, good faith estimate of such requirements based on forecasted trade and GLENMARK shall have the ability to adjust the quantities forecast. Unless the Parties otherwise agree in writing, all firm orders for Product (the “Purchase Order”) placed shall specify: (i) the type of Product being ordered; (ii) the amount of such Product being requested (which shall be in whole batch size quantities); and (iii) the requested delivery date which, unless otherwise agreed by ELITE in writing, shall be not less than ninety (90) days after receipt of the Purchase Order. Each Master Production Plan and accompanying binding Purchase Order shall be deemed to be automatically accepted unless ELITE notifies GLENMARK of its rejection of the same within five (5) Business Days of receipt. ELITE may only reject a Purchase Order if a Purchase Order is not consistent with the terms of this Article 4.2 or is not timely delivered. Once a Purchase Order is accepted by ELITE, ELITE shall be obligated to timely manufacture, supply, package, label, and have ready for delivery the full quantities of Products set forth in the Purchase Order by the required delivery date at the Facility. In the event that the terms of any Purchase Order are not consistent with, or attempt to modify, the terms of this Agreement, the terms of this Agreement shall prevail. If GLENMARK requests changes to any Purchase Order after receipt thereof by ELITE, ELITE shall use Commercially Reasonable Efforts to comply with such changes.

4.3	Delivery Terms.

(a)	GLENMARK shall provide ELITE packaging specifications and related materials that comply with FDA requirements and the Parties will finalize all packaging by the time of the first Purchase Order. If requested by GLENMARK, ELITE shall affix on the Product and/or on the label and/or the packages certain proprietary or registered marks, logos or insignia relating to the Product in accordance with the directions and specifications given by GLENMARK, along with any other marks, logos or insignia, as GLENMARK may stipulate from time to time (collectively, “Trademark”). Pursuant to the aforesaid, GLENMARK hereby grants to ELITE, a non-exclusive, non-transferable, non-assignable and non-sublicensable right to the Trademarks, solely for the purpose of affixing such Trademarks to the Product in accordance with GLENMARK’s directions and specifications during the Term. GLENMARK shall have sole approval authority over all Product labeling and packaging specifications of the Products supplied to GLENMARK pursuant to this Agreement.

(b)	ELITE shall deliver the full quantities of the Products set forth in each Purchase Order (Incoterms 2010 EXW) to GLENMARK or its designee. All Products shall be packaged for shipment in accordance with the packaging specifications set forth in the Marketing Authorizations and packing instructions reasonably required by GLENMARK.

(c)	Each Products shipment made by ELITE shall be accompanied by and shall include a Certificate of Analysis for each shipment of the Products manufactured and supplied hereunder. ELITE shall be responsible for all applicable release testing of the Products in accordance with the Manufacturing Requirements. ELITE shall perform all required in process quality control tests and quality assurance reviews on the Products, including without limitation, stability testing at its sole cost and expense. In addition, ELITE shall furnish GLENMARK, along with the first shipment of the Products, ELITE's Material Safety Data Sheets containing the relevant safety and health information and such other similar information as GLENMARK may reasonably from time-to-time request in connection therewith.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8

(d)	All Products provided to GLENMARK shall have no less than eighty five percent (85%) remaining shelf-life remaining as per the Product’s ANDA.

(e)	All orders containing at least ninety percent (90%) of the specified amount of Product in a given Purchase Order shall be deemed satisfied.

4.4	Failure to Supply. ELITE shall notify GLENMARK as promptly as possible, but in no event later than five (5) Business Days, after ELITE discovers that it will not be able to supply the quantity of Products ordered by the delivery date specified in a Purchase Order. In such event: (i) ELITE shall cooperate with GLENMARK in taking all actions that GLENMARK deems reasonably necessary in order to remedy such inability to supply, at ELITE’s expense; and (ii) If ELITE’s inability to supply continues past twenty (20) days from the required delivery date set forth in the Purchase Order at GLENMARK’s election, any or all outstanding Purchase Orders relating to such Product may be cancelled and GLENMARK shall have no obligations with respect to such Purchase Orders. Compliance by ELITE with this Article 4.4 shall not relieve ELITE of any other obligation or liability under this Agreement. GLENMARK shall otherwise retain all of its rights under this Agreement and/or at law against ELITE for its failure to deliver all or any portion of the quantity of Products ordered by GLENMARK. If ELITE’s inability to supply continues past twenty (20) days from the required delivery date set forth in the Purchase Order, GLENMARK may, in its sole discretion, elect to terminate this Agreement immediately upon written notice to ELITE. With regards to a Binding Forecast or if ELITE accepted a Purchase Order from GLENMARK, pursuant to the procedures defined in Section 4.2 of this Agreement, then ELITE shall be responsible for the late charges and any penalties assessed against GLENMARK by its Customers, unless the delay is attributable to (i) action or controls imposed by the DEA that do not result from ELITE's negligence; or (ii) demonstrable raw material shortages that are beyond ELITE's control. Late charges and any penalties assessed against ELITE by GLENMARK under this paragraph are due and payable within thirty (30) days of being invoiced by GLENMARK and, if not timely paid, may be deducted against amounts owed by GLENMARK to ELITE.

4.5	Samples and Batch Records. ELITE shall prepare and maintain batch records and file samples, properly stored, for each lot or batch of Products manufactured and shipped hereunder in compliance with all GMPs and Laws in the Territory.

4.6	Commercialization.

(a)	GLENMARK shall use Commercially Reasonable Efforts to market and sell the Products in the Territory. All commercial matters regarding the marketing, promotion, sale, offer for sale, pricing or distribution of the Products in the Territory shall be under the exclusive control of GLENMARK.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9

4.7	Change of Specification. No alterations of the Specifications for the Products or other changes requiring prior approval by the FDA, or Major Changes to the manufacturing process or validated processes, can be made without the prior written approval of GLENMARK. ELITE shall notify GLENMARK in writing of any proposed alterations for the Specifications for the Products or any Major Changes to the manufacturing process or validated processes. GLENMARK shall notify ELITE of GLENMARK’s decision within sixty (60) days of receipt of such proposal from ELITE. If ELITE does not receive GLENMARK’s decision in writing within sixty (60) days, the alteration of the Specifications or other Major Changes to the manufacturing process or validated process proposed by ELITE shall be deemed rejected by GLENMARK. In the event that the FDA or any other governmental authority shall suggest or mandate any change or revision to the Product, such that the Specifications would no longer comply with such suggestion or mandate, the Parties shall work together in good faith to develop revised Specifications that meet all changes or revisions suggested or mandated by the FDA or other governmental authority and Schedule B shall be amended in writing to set forth the new agreed upon Specifications.

4.8	Acceptance of the Product.

(a)	Following receipt of a shipment of Product at the final destination, GLENMARK, or its designee, shall conduct a visual inspection of the Product and all accompanying documents provided by ELITE, including without limitation, the Certificate of Analysis, in accordance with its customary procedures. GLENMARK shall advise ELITE, in writing, if it is rejecting a shipment of Product due to obvious physical damage or obvious packaging defect that are evident upon such visual inspection of the packaged Product as shipped by ELITE. GLENMARK (and its designees) shall have no obligation to inspect the Product beyond the visual inspection provided for in this Article 4.8(a).

(b)	In the case of defects other than those obvious defects described in Article 4.8(a), including, by way of example, any failure of the Product, at the time of delivery, to meet the Manufacturing Requirements and the representations, warranties and covenants of Article 9.2(f), GLENMARK shall promptly notify ELITE if it becomes aware of such non-obvious defect(s). Any defect in physical condition of Products delivered by ELITE or Products that do not conform with the Manufacturing Requirements (as may be in effect from time to time) or the representations, warranties and covenants of Article 9.2(f) for any reason shall be deemed to be a non-conforming product (“Non-Conforming Product”). GLENMARK, or its designee, shall have the right to reject any Non-Conforming Product and no failure on the part of GLENMARK, or its designee, or passage of time shall prejudice GLENMARK’s right to reject or revoke acceptance of Non-Conforming Product. All Non-Conforming Product shall be returned to ELITE at its sole cost and expense.

(c)	If ELITE confirms the Non-Conforming Product or lab testing pursuant to Article 4.8(d) determines that the Product is Non-Conforming Product, ELITE shall, at GLENMARK’s election, either replace such Non-Conforming Product with conforming Product or, refund to GLENMARK, the price paid for such Non-Conforming Product plus any out-of-pocket expense GLENMARK may have incurred with respect thereto prior to its discovery of the defect, including without limitation shipping, insurance, recall, market withdrawal, regulatory compliance, returns, destruction, and packaging costs, and in any case, within forty-five (45) days of confirmation or determination of Non-Conforming Product.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10

(d)	If the Parties cannot agree as to whether a delivered quantity of Product is Non-Conforming Product, then the Parties agree to have the batch in dispute tested and further analyzed by a recognized independent testing laboratory selected by the Parties. The appointment of such laboratory shall not be unreasonably withheld or delayed by either Party. The decision of the laboratory shall be in writing and, save for manifest error on the face of the decision, shall be binding on both Parties. Should said laboratory’s testing determine that the Product is Non-Conforming Product then ELITE will bear the cost of such testing and comply with the terms of Article 4.8(c). If said Product is determined to have been conforming, then GLENMARK shall bear all costs of the independent laboratory testing as well as accept the Product shipment and pay for same within forty-five (45) days of such acceptance.

ARTICLE 5 - INSPECTIONS

5.1	Inspections. During the Term of this Agreement and thereafter in the event of a Claim against either Party regarding use of the Products is threatened or commenced, ELITE shall permit GLENMARK’s representatives to enter ELITE’s facilities, upon reasonable prior notice (except in the event of a for-cause audit) and during normal business hours, for the purpose of inspecting the facility and quality control procedures and confirming compliance with all applicable GMPs and Laws in the Territory, the requirements of the Regulatory Authorities in the Territory, the Quality Agreement and this Agreement. If during any such inspection GLENMARK discovers any instances in which ELITE has not complied with the foregoing, then ELITE shall promptly provide to GLENMARK a written plan for correcting such deficiencies, including a proposed timetable for implementing such corrections, and shall ensure that such deficiencies are corrected, at ELITE’s sole expense, as soon as reasonably practicable. ELITE agrees to provide GLENMARK with copies of all: (i) reasonably requested documentation in its possession relating to the manufacture of Product, Specifications, compliance with quality assurance standards, raw material vendors and manufacturing processes; and (ii) U.S. and international regulatory approvals, regulatory inspections of the manufacturing process, facilities and documentation, and other communications with Regulatory Authorities related to the Product; however ELITE shall not be required to provide copies to GLENMARK of ELITE’s proprietary information and ELITE shall only be required to allow GLENMARK to inspect such proprietary information such as batch records at ELITE’s site and under ELITE’s supervision. Notwithstanding the provision of this Article 5.1, GLENMARK shall have no obligation or be deemed to have an obligation to inspect ELITE’s facilities.

5.2	Regulatory Authority Inspections. ELITE shall permit any Regulatory Authority to inspect the facility used to manufacture the Products and all associated records to the full extent permitted by applicable Law (“Regulatory Inspection”). ELITE shall notify GLENMARK within forty-eight (48) hours of becoming aware of any planned or actual Regulatory Inspection. ELITE agrees to reasonably cooperate with the applicable Regulatory Authority in connection with such audits. ELITE shall notify GLENMARK prior to the commencement of any meetings with, or inspection activity by, any Regulatory Authority, unless such inspection activity is an unannounced inspection. Further, ELITE shall provide a reasonable description to GLENMARK of any such governmental inquiries, notifications or inspections promptly (but in no event later than two (2) calendar days) after such visit or inquiry. ELITE shall furnish to GLENMARK: (i) within two (2) calendar days after receipt, any report or correspondence issued by the Regulatory Authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483, establishment inspection report, or warning letter; and (ii) copies of any and all responses or explanations to any Regulatory Authority relating to items set forth above prior to the submission of such responses or explanations to any Regulatory Authority by ELITE for comment, which comments shall be taken into consideration by ELITE in good faith. ELITE shall also provide GLENMARK with a copy of all final responses.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11

ARTICLE 6 - RECORDS

6.1	Records. ELITE and GLENMARK shall maintain all records necessary to comply with all applicable Laws in the Territory relating to the performance of their respective obligations under this Agreement. ELITE shall also maintain, or cause to be maintained (i) all manufacturing records, standard operating procedures, validation records, equipment log books, batch records, laboratory notebooks and all raw data relating to the manufacturing of the Products, and (ii) such other records as GLENMARK may reasonably require in order to ensure compliance by ELITE with the terms of this Agreement. All such records shall be maintained for such period as may be required pursuant to the applicable Laws.

6.2	Inspection of ELITE Books and Records. During the Term of this Agreement, and thereafter for the greater of (i) the period stipulated by the Laws in the Territory, and (ii) two (2) years from the expiration of the last Products manufactured, ELITE agrees that GLENMARK, at reasonable times upon reasonable prior notice, may inspect the research and development books and records of ELITE pertaining to ELITE’s obligations under this Agreement for purposes of ensuring compliance with the terms of this Agreement.

6.3	Inspection of GLENMARK Books and Records. GLENMARK shall keep, and shall require its Affiliates to maintain, in connection with the handling, sale, and distribution of the Product hereunder, books and records necessary to allow the accurate calculation, consistent with GAAP, of the amounts due to ELITE, the reporting obligations contemplated herein, and compliance with the terms of this Agreement, and GLENMARK shall maintain such books and records for a period of at least two (2) years after the end of the calendar year in which they were generated, or for such longer period as may be required by Applicable Law. Upon at least thirty (30) days prior written notice of each calendar year, ELITE, at its expense, shall have the right to have an independent public accounting or auditing firm, reasonably acceptable to GLENMARK, obtain access to such books and records as may be reasonably necessary to determine or verify the amount of payments due under this Agreement and compliance with the obligations hereof; provided, however, that this right may not be exercised more than once in any calendar year. Such accounting firm shall conduct such examination, and GLENMARK shall make such books and records available, during normal business hours at the facility(ies) where such books and records are customarily maintained. Each such examination shall be limited to pertinent books and records for any year ending not more than twenty-four (24) months prior to the date of request, except that ELITE shall not be permitted to audit the same period of time more than once. The independent accounting firm will prepare and provide to each Party a written report stating whether the reports submitted and amounts paid are correct or incorrect and the amounts of any discrepancies. The conclusions of such accounting firm shall be final and binding on the Parties absent demonstrable error. If there was an underpayment by GLENMARK hereunder, GLENMARK shall promptly (but in no event later than thirty (30) days after its receipt of the independent auditor’s report so concluding) make payment to ELITE of any shortfall by wire transfer in U.S. dollars, plus interest on the amount of such shortfall calculated at the lesser of (a) five percent (5%) per annum, or (b) the maximum rate permitted by law from the date such payment should have been made to the date the shortfall is paid. If there was an overpayment by GLENMARK hereunder, ELITE shall promptly (but in no event later than thirty (30) days after ELITE’s receipt of the independent auditor’s report so concluding) refund to GLENMARK the excess amount by wire transfer in U.S. dollars. All costs of the audit, including the expenses of the independent accounting firm, shall be borne by ELITE unless the underpayment by GLENMARK results in a cumulative discrepancy during any calendar year in excess of the greater of (i) ten percent (10%) of the total amount reported to ELITE for that period or (ii) one hundred thousand dollars ($100,000.00), in which case all reasonable and documented costs of the audit, including the expenses of the independent accounting firm, shall be borne and promptly paid by GLENMARK. ELITE shall ensure that the independent public accountant or auditor maintains the confidentiality of GLENMARK’s Confidential Information on terms no less restrictive than those set forth in this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12

6.4	Annual Reports. ELITE shall provide Glenmark in a timely manner copies of ELITE's annual reports to the FDA or any other Regulatory Authority with respect to the Products.

ARTICLE 7 - RECALLS

7.1	Notification of Recall. If any Regulatory Authority or other governmental agency issues or requests a Recall or takes similar action in connection with a Product in the Territory, or if GLENMARK reasonably determines after consultation with ELITE that an event has occurred which may result in the need for a Recall, the Party notified of or wishing to implement such Recall shall, within forty-eight (48) hours (regardless of weekday, weekend or holiday), advise the other Party thereof by telephone or facsimile, after which the Parties shall promptly discuss and work together to effect an appropriate course of action. ELITE shall be responsible for notifying the Regulatory Authorities in the Territory of any voluntary Recall and implementing any Recalls. GLENMARK shall fully cooperate with ELITE to fully implement any Recall. ELITE agrees to forward to the GLENMARK a copy of any field communication associated with the Products that it plans to issue before such communication is issued or sent to any governmental agency. ELITE will maintain complete and accurate records of any activities conducted with respect to any Recall for such period as may be required by Law. Following any Recall, ELITE will review all of its procedures as impacted by the identified root cause in the associated investigation, and will revise such procedures, as necessary, to correct the cause of such Recall subject to the change control requirements set forth in the Quality Agreement. ELITE will provide GLENMARK with such information regarding such review and revisions as GLENMARK may request and ELITE shall provide GLENMARK the right to approve, reject or request modifications to the proposed changes.

7.2	Recall Expenses. If a Recall results from the acts or omissions of one Party, then such Party shall bear the full expenses of both Parties incurred in the Recall. If a Recall is partially caused by the actions or omissions of both Parties, then each Party shall be responsible for its proportionate share of the Recall expenses based on its proportionate share of causation. Recall expenses include the expenses of notification, shipping, return, replacement (if possible), customer fees and penalties, and destruction of recalled Products (including Products which cannot be shipped due to the condition causing the Recall). The Parties shall discuss in good faith and agree on the scope and costs of Recall, if practicable, prior to enforcement of the Recall.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13

7.3	Notice of Failure to Meet Specifications. If ELITE discovers that there is a potential that any batch or lot of the Products already delivered to GLENMARK may fail to conform to the Specifications, then ELITE shall notify GLENMARK within twenty-four (24) hours (or one (1) business day), of such determination of failure to meet the Specifications and of the nature thereof in detail, including, but not limited to, supplying GLENMARK with all investigatory reports, data and communications, out-of-specification reports and data and the results of all outside laboratory testing and conclusions, if any. ELITE shall investigate all such failures promptly, and at its sole expense, cooperate with GLENMARK in determining the cause for the failure and a corrective action to prevent future failures.

ARTICLE 8 - TERM & TERMINATION

8.1	Term. This Agreement shall commence upon the Effective Date, and, unless terminated earlier in accordance with the provisions hereof, shall continue for a period of three (3) years from the Effective Date (“Initial Term”). Unless earlier terminated pursuant to this Agreement, the Initial Term shall automatically be extended for successive one (1) year periods (“Renewal Term”) unless at least one hundred eight (180) days before the expiration of the then current Term, a Party gives written notice to the other Party that it does not wish to extend the Agreement. The Initial Term and all Renewal Term (if any) are collectively referred to as the “Term.”

8.2	Termination. If any one or more of the following events of default shall occur, then this Agreement may be terminated as set forth herein:

(a)	if a Party files a petition in bankruptcy or is adjudged as bankrupt, or a petition in bankruptcy is filed against it and is not dismissed within sixty (60) days, or it becomes insolvent, takes advantage of legislation for creditor relief, has a receiver or receiver-manager appointed in relation to its assets, or discontinues its business, then the other Party may terminate this Agreement upon delivering written notice of termination;

(b)	if a Party hereto violates or fails to perform any of its material undertakings, agreements, covenants or obligations under this Agreement (excluding matters otherwise specifically addressed with a termination right elsewhere in this Agreement) and the failure is not remedied within thirty (30) days after written notice from the non-defaulting Party, then the non-defaulting Party may terminate this Agreement upon delivering written notice of termination to the breaching Party; provided that if the breaching Party is diligently pursuing in good faith the remedy of the breach at the expiration of such thirty (30) day cure period, then such thirty (30) day cure period shall be extended as reasonably required to effect the cure;

(c)	if a Party hereto willfully or fraudulently misrepresents any fact, information or report disclosed pursuant to this Agreement and such misrepresentation is not cured or remedied within thirty (30) days after the receipt of written notice thereof by the non-defaulting Party, then the other Party may terminate this Agreement upon delivering written notice of termination;

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14

(d)	if a court of competent jurisdiction makes a final determination that the marketing and sale of a Product in the Territory infringes the patent or other Intellectual Property Rights in the Territory of a third party and enjoins the marketing and sale of the Product in the Territory, and if all rights to appeal have been exhausted or expired, then GLENMARK may, upon delivering written notice to ELITE, terminate this Agreement with respect to such Product;

(e)	if GLENMARK decides to discontinue the marketing and selling of a Product for any reason, including its economic viability or changes in market or regulatory conditions, then GLENMARK may terminate this Agreement with respect to such Product without penalty upon delivering written notice to ELITE not less than three (3) months prior to termination; and

(f)	by ELITE, on a Product by Product basis, if any time after the first twelve (12) months from the first commercial sale, the average License Fee paid by Glenmark is less than {***} dollars (US${***}) for a{***} six ({***} ) month sales period for that Product.

8.3	Other Termination Rights. In addition to Article 8.2, (i) either Party may terminate this Agreement pursuant to Articles 13.3 (Assignment without Consent) and 13.5 (Force Majeure), and (ii) GLENMARK may terminate this Agreement pursuant to Article 4.4 (Failure to Supply) and Article 9.2(c) (Debarred), and (iii) ELITE may terminate this Agreement pursuant to Article 9.3(c) (Debarred).

8.4	Effect of Termination. Upon termination or expiration of this Agreement, the provisions of this Agreement shall continue to apply with respect to the Parties’ respective rights and obligations in relation to any Purchase Order made prior to such termination, including without limitation ELITE’s obligation to manufacture, release and deliver Products to GLENMARK, and GLENMARK’s obligation to make payment for such Products. If this Agreement is terminated while GLENMARK is still in possession of Products (“Remaining Products”), ELITE hereby grants GLENMARK and its Affiliates a license to promote, market, distribute and sell the Remaining Products in the Territory, subject to the License Fees in Article 3.3.

8.5	Survival. The expiration or earlier termination of this Agreement shall not relieve either Party hereto from any obligations which accrued prior to such expiration or earlier termination, and shall not destroy or diminish the binding force and effect of any of the terms and conditions of this Agreement that expressly or by implication come into or continue in effect on or after termination or expiration, including ARTICLE 1 - , ARTICLE 5 - , ARTICLE 6 - , ARTICLE 7 - , Section 8.4, ARTICLE 9 - , ARTICLE 11 - , ARTICLE 12 - , Sections 13.6, and 13.7. Further, the provisions from the Original Agreement that were deemed to survive the termination or expiration of that Agreement shall further survive.

ARTICLE 9 - REPRESENTATIONS & WARRANTIES

9.1	Representations and Warranties. Each Party represents and warrants to the other Party as follows, which representations and warranties shall be true as at the date hereof and throughout the Term of this Agreement:

(a)	it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; and

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15

(b)	this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof.

9.2	ELITE General and Supply Warranties. ELITE represents and warrants to GLENMARK as follows:

(a)	No Other Agreements. No contracts, commitments or agreements of any nature exist, and none will be entered into during the Term of this Agreement, that impair or inhibit the ability of ELITE to perform its obligations hereunder.

(b)	No Lawsuits. As of the date hereof there have not been any Claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, or complaints or investigations, by any third party or government authority threatened, commenced, pending or proceeding against ELITE, and ELITE has not received any notice thereof, which could prevent ELITE from complying with its material obligations under this Agreement.

(c)	Debarred. Neither ELITE nor any of its officers, directors, or employees or consultants performing services under this Agreement has been or is: (1) an individual who has been debarred by the FDA pursuant to 21 U.S.C. § 335a(a) or (b) (“Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application with FDA, or an employer, employee, or partner of such a Debarred Individual; or (2) a corporation, partnership or association that has been debarred by FDA pursuant to 21 U.S.C. § 335a(a) or (b) (“Debarred Entity”) from submitting or assisting in the submission of an NDA, or an employee, partner, shareholder, member, subsidiary, or affiliate of a Debarred Entity; or (3) an employer, employee or partner of an individual convicted within the last five years for crimes described in subsections (a) or (b) of Section 306 of the FDCA. If and when ELITE becomes aware of any fact that makes or gives rise to make this representation and warranty untrue, ELITE shall immediately notify GLENMARK in writing and any such breach may result in immediate termination of this Agreement by GLENMARK.

(d)	Non-Infringement.

(i)	ELITE’s performance of its obligations hereunder does not and will not infringe any intellectual property rights of a third party.

(ii)	No patents, patent applications if issued, or any other proprietary rights of any third party would be infringed by the manufacture, use or sale of the Product and ELITE shall indemnify, defend and hold harmless GLENMARK and its Affiliates against any and all such infringement claims, demands, actions, losses, damages, fines, penalties, costs and expenses (including reasonable attorneys’ fees). The indemnification obligation of ELITE shall include Third Party patents issued after the Effective Date.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16

(e)	Facility. The Facility is in compliance with all Laws, including without limitation GMP, and that there are no, nor have been any, citations or adverse conditions of a material nature noted in any inspection of the site which would cause the Product to be misbranded or adulterated. It has and shall maintain sufficient knowledge and experience and adequate production facility(s), equipment and processes to produce the Product and perform its obligations under this Agreement in compliance with all Laws.

(f)	Products Supply. ELITE warrants, represents and covenants to GLENMARK that all Products delivered to GLENMARK hereunder shall:

(i)	comply with the Specifications;

(ii)	comply with the applicable Purchase Order;

(iii)	be manufactured, tested, packaged, labeled, stored, handled and delivered by ELITE in accordance with (i) the terms of this Agreement, including the Specifications, and the Quality Agreement, (ii) the requirements of the Marketing Authorization, and (iii) all applicable GMPs and Laws in the Territory, including regulations set forth by the DEA;

(iv)	be manufactured at the Facility approved by the Regulatory Authorities in the Territory;

(v)	not be adulterated or misbranded under any applicable Laws in the Territory;

(vi)	have at least eighty-five percent (85%) of the Product’s shelf-life remaining at the time of delivery; and

(vii)	be free of all liens, security interests, and other claims of any nature and free from defects in material, manufacturing and workmanship for the shelf-life of the Products.

(g)	be manufactured, supplied, packaged, labeled and delivered in compliance with all serialization and aggregation requirements set forth in the Drug Supply Chain Security Act (DSCSA)Marketing Authorizations. ELITE warrants, represents and covenants to GLENMARK that (i) all Marketing Authorizations have been obtained as necessary to permit GLENMARK to manufacture, use, store, import, transport and sell the Product in the Territory pursuant to the terms of this Agreement and (ii) ELITE shall maintain all necessary Marketing Authorizations in good standing to permit GLENMARK to manufacture, use, store, import, transport and sell the Product in the Territory pursuant to the terms of this Agreement.

(h)	It is and shall at all times relevant to this Agreement be in full compliance with all applicable Laws relating or impacting in the performance of ELITE’s duties and obligations under this Agreement, including but not limited to, those rules, regulations, and/or guidance promulgated or issued by the FDA, the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General the U.S. Drug Enforcement Agency, the U.S. Department of Justice, as well as any applicable environmental requirements and all serialization and aggregation requirements set forth in the Drug Supply Chain Security Act.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17

(i)	Subject to DEA quotas, it has access to sufficient supplies of raw materials, components and other required resources to perform the services required under this Agreement, and shall exercise commercially reasonable and diligent efforts to maintain access to sufficient supplies without interruption during the Term.

9.3	GLENMARK General Warranties. GLENMARK represents and warrants to ELITE that:

(a)	No Other Agreements. No contracts, commitments or agreements of any nature exist, and GLENMARK covenants that none will be entered into during the Term of this Agreement that impair or inhibit the ability of GLENMARK to perform its obligations hereunder.

(b)	No Lawsuits. As of the date hereof there have not been any Claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, or complaints or investigations by any third party or government authority threatened, commenced, pending or proceeding against GLENMARK, and GLENMARK has not received any notice thereof, which could prevent GLENMARK from complying with its material obligations under this Agreement.

(c)	Debarred. Neither GLENMARK nor any of its officers, directors, or employees or consultants performing services under this Agreement has been or is: (1) a Debarred Individual or an employer, employee, or partner of such a Debarred Individual; or (2) a Debarred Entity, or an employee, partner, shareholder, member, subsidiary, or affiliate of a Debarred Entity; or (3) an employer, employee or partner of an individual convicted within the last five years for crimes described in subsections (a) or (b) of Section 306 of the FDCA. If and when GLENMARK becomes aware of any fact that makes or gives rise to make this representation and warranty untrue, GLENMARK shall immediately notify ELITE in writing and any such breach may result in immediate termination of this Agreement by ELITE.

(d)	It is and shall at all times relevant to this Agreement be in full compliance with all applicable Laws relating or impacting in the performance of GLENMARK’s duties and obligations under this Agreement, including, to the extent applicable, but not limited to, those rules, regulations, and/or guidance promulgated or issued by the FDA, the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General the U.S. Drug Enforcement Agency, the U.S. Department of Justice, as well as any applicable environmental requirements and all applicable requirements set forth in the Drug Supply Chain Security Act.

9.4	Disclaimer. EXCEPT FOR THE WARRANTIES AND REPRESENTATIONS PROVIDED OR REFERENCED IN THIS AGREEMENT, THE PARTIES MAKE NO OTHER WARRANTIES OR REPRESENTATIONS TO EACH OTHER, EXPRESS OR IMPLIED, INCLUDING THOSE WITH RESPECT TO THE PRODUCTS, WHETHER STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18

ARTICLE 10 - COVENANTS

10.1	Compliance. Each Party shall perform its obligations under this Agreement in strict compliance with all applicable GMPs and Laws in the Territory, and all applicable licenses, governmental permits or applications in the Territory.

10.2	Permits and Licenses. Each Party shall throughout the Term of this Agreement obtain and maintain any and all licenses, permits, orders, applications and consents (including facility licenses and permits) required by the Regulatory Authorities in the Territory, and all applicable Laws, regulations and GMPs necessary or required to perform its obligations under this Agreement.

ARTICLE 11 - INDEMNIFICATION & INSURANCE

11.1	Indemnification of ELITE. GLENMARK shall defend, indemnify and hold harmless ELITE, its Affiliates and their respective officers, directors, employees, agents and representatives from and against all Losses from any Third-Party Claim directly resulting from:

(a)	any breach of any obligations, actions, or representations made by GLENMARK under this Agreement; and

(b)	any grossly negligent or intentionally wrongful act or omission of GLENMARK or of any person acting on GLENMARK’s behalf, with authorization, when the wrongful act or omission occurred in performance of GLENMARK’s obligations under this Agreement;

provided, however, that the foregoing indemnification obligations shall not apply to the extent such Losses are caused by an act or omission for which ELITE is contributorily negligent and/or otherwise required to indemnify GLENMARK under Article 11.2.

11.2	Indemnification of GLENMARK. ELITE shall defend, indemnify and hold harmless GLENMARK, its Affiliates and their respective officers, directors, employees, agents and representatives from and against all Losses from any Third-Party Claim directly resulting from:

(a)	any breach of any obligations, actions, or representations made by ELITE under this Agreement;

(b)	any infringement or claim of infringement of any patent, trademark or other intellectual property rights based on the manufacture and release of the Product furnished under the provisions of this Agreement;

(c)	personal injury (including death) or property damage relating to or arising out of any use, distribution or sale of the Products by GLENMARK or its Affiliates to the extent that such Loss was the result of the Product not being manufactured to meet the Manufacturing Requirements; and

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19

(d)	any grossly negligent or intentionally wrongful act or omission of ELITE or of any person acting on ELITE’s behalf, with authorization, when the wrongful act or omission occurred in performance of ELITE’ obligations under this Agreement;

provided, however, that the foregoing indemnification obligations shall not apply to the extent such Losses are caused by an act or omission for which GLENMARK is required to indemnify ELITE under Article 11.1. ELITE shall also indemnify GLENMARK for any damages arising from any interruption in supply of the Products to GLENMARK occasioned by ELITE’s commitments, contractual or otherwise, with a Third Party subject to Article 4.4.

11.3	Indemnification Procedure. Any Party entitled to indemnification hereunder (the “Indemnitee”) shall notify the indemnifying Party (the “Indemnitor”) promptly of any claim threatened or commenced against the Indemnitee. The Indemnitor shall assume control and direct the defense, investigation and handling of the claim for and on behalf of the Indemnitee, provided, however that the Indemnitor shall not settle or consent to judgment without the Indemnitee’s approval, which approval shall not to be unreasonably withheld. The Indemnitee shall cooperate with the Indemnitor, and may participate, at the Indemnitee’s expense, in the defense of such claim. If the Indemnitor fails to assume control of the defense of any claim, or, having elected to assume control, thereafter fails to diligently defend the claim, the Indemnitee shall, without limitation to the Indemnitor’s obligations hereunder, be entitled to contest, settle or pay the amount of the claim, and the Indemnitor shall be bound by the results obtained by the Indemnitee with respect to the claim.

11.4	Insurance. Each Party hereby represents to the other that it has, and during the Initial Term and any Renewal Term and for three (3) years after termination or expiration of this Agreement, will maintain, products liability insurance coverage of not less than US {***} dollars (${***}) in the aggregate. For the sake of clarity, should ELITE increase its product liability insurance coverage beyond this amount, the new levels shall automatically apply to this Agreement. Upon the request of the other Party hereto, the insured Party shall furnish the other Party with a certificate of insurance evidencing such coverage and stating that such insurance shall not be cancelled, materially amended or allowed to lapse without at least thirty (30) days prior written notice to the other Party hereto. Each Party shall list the other Party as an additional insured on such Party's applicable insurance coverage. Each Party shall provide the certificate of insurance within ten (10) days of its receipt of a request for proof of insurance.

11.5	Survival. The obligations set forth in this ARTICLE 11 - shall survive the termination of this Agreement and remain in full force and effect for an indefinite period after termination in relation to any claim based on events which occur during the term hereof.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20

ARTICLE 12 - CONFIDENTIALITY

12.1	Confidentiality. During the Term of this Agreement and for five (5) years thereafter, each Party shall maintain in strict confidence the Confidential Information (as defined below) of the other Party. Each Party shall not use the Confidential Information of the other Party for any purpose other than the purposes expressly permitted by this Agreement, and shall not disclose such Confidential Information to any third party (including in connection with any publications, presentations or other disclosures) except to its employees, agents or advisors (“Representatives”) who have a need to know such Confidential Information to perform such Party’s obligations under this Agreement. Each Party shall ensure that any Representative to whom it discloses the other Party’s Confidential Information is informed of the confidential nature of and duty not to disclose the information, and is obligated under written obligation to maintain the confidentiality thereof on terms at least as restrictive as those set forth herein. Each Party shall be responsible for any breach of this Agreement by its Representatives, which shall be considered a breach by such Party. Under no circumstances shall the receiving Party use the disclosing Party’s Confidential Information for its own commercial advantage to the detriment of the disclosing Party. Each Party may disclose such of the Confidential Information of the other Party as may be required by the order of a court of competent jurisdiction or by any governmental authority having jurisdiction, provided that prior to any such disclosure the Party required to disclose shall, to the extent permitted by Law, notify the other Party prior to disclosing any Confidential Information and provide such other Party with a reasonable opportunity to contest or limit the scope of the required disclosure and obtain any protective orders as may be appropriate. In the event the disclosure is nonetheless compelled, the Party making the disclosure shall only disclose the information to the extent required to comply with the Law. Upon termination or expiration of this Agreement, or upon request, a Party shall destroy or return all Confidential Information of the other Party and certify in writing that such return (or destruction) has been completed; provided, however, that each Party shall be entitled to retain one archival copy of such Confidential Information solely for purposes of monitoring such Party’s compliance with its obligations under this ARTICLE 12 - .

12.2	Definition. “Confidential Information” means all proprietary technical information, marketing, business and financial information, scientific data, information, whether or not labeled “Confidential”, and all tangible and intangible embodiments and oral disclosures thereof of any kind whatsoever, and all other materials which a disclosing Party treats confidentially that relates to a Product or the business of a Party and is disclosed or developed under or in connection with this Agreement. Confidential Information shall not include any information which the receiving Party can show by competent proof:

(a)	was known to or in the possession of the receiving Party prior to the date of its actual receipt from the disclosing Party;

(b)	is readily available to the public other than through the fault of the receiving Party;

(c)	was disclosed by a third party not under an obligation of confidentiality to the disclosing Party; or

(d)	is subsequently independently developed by the receiving Party without use of the Confidential Information as demonstrated by competent written records.

12.3	Injunctive Relief. The Parties acknowledge that any breach of this ARTICLE 12 - may constitute irreparable harm, and that the non-breaching Party shall be entitled to seek specific performance or injunctive relief to enforce this ARTICLE 12 - in addition to whatever remedies such Party may otherwise be entitled to at law or in equity, without the necessity of posting bond or any other security.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21

12.4	No Publicity. Except as required by law, neither Party shall originate any publicity, news release or other public announcements, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, any amendment hereto, performance hereunder or the existence of an arrangement between the Parties without the prior written approval of the other Party, which approval shall not be unreasonably withheld. Nothing in the provision shall be deemed to prevent a Party from making such disclosures or announcements that are legally required of such Party; provided that in any event the non-disclosing Party shall have the right to review any such disclosure and revise such disclosure to the extent it relates to the use of the non-disclosing Party’s name or Confidential Information. No Party shall, without the prior written consent of the affected Party, use in advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the affected Party without the other Party’s prior written consent.

ARTICLE 13 - MISCELLANEOUS

13.1	Notices. Any notice or other document required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by personally by hand; by courier; by prepaid certified mail, return receipt requested; or by email, in each case addressed to the Party to whom it is to be given at the address set forth below or at such other address as the Party to whom such notice is to be given shall have last notified the other Party in accordance with the provisions of this section:

In the case of ELITE at:	Glenmark Pharmaceuticals, Inc., USA
750 Corporate Drive
Mahwah, NJ 07430
Attention: President

And in the case of GLENMARK at:	Elite Pharmaceuticals Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Attention: CEO

Any such notice or other document shall:

(i)	if delivered by hand, courier, or email be deemed to have been given and received at the place of receipt on the date of delivery, provided that if delivery is other than during business hours (9:00 a.m. to 5:00 p.m., local time) on a Business Day in the place of receipt, such notice shall be deemed to have been given and received at the place of receipt on the first Business Day thereafter; and

(ii)	if mailed, be deemed to have been given and received at the place of receipt on the earlier of the date of actual receipt and three (3) Business Days after the date of mailing. In the event of postal disruption, such notices or documents must be delivered by means other than by mail.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22

13.2	Relationship of the Parties. The relationship of the Parties is that of independent contractors. Nothing in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture, agency, or other relationship other than as expressly set forth herein. This Agreement does not constitute any one Party hereto as the agent or legal representative of the other Party for any purpose whatsoever. Neither of the Parties grants to the other any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of it or in its name in any manner whatsoever, unless otherwise agreed to in writing by the other Party.

13.3	Inurement & Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, neither Party may assign or transfer it rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, both GLENMARK and ELITE shall be entitled to assign its rights and performance of its obligations under this Agreement to any Affiliate or to the acquirer of all or substantially all of the business or assets to which this Agreement relates (whether by stock sale, asset sale, merger, consolidation or otherwise), provided that the assigning Party remains fully responsible for the performance of the obligations of its Affiliates under this Agreement. Any assignment or transfer by a Party other than in accordance with the terms hereof shall be void and shall entitle the other Party to terminate this Agreement.

13.4	No Waiver; Remedies. No Party to this Agreement shall be deemed or taken to have waived any provision of this Agreement unless such waiver is in writing, and then such waiver shall be limited to the circumstances set forth in such written waiver. No failure or delay on the part of a Party in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies provided for hereunder shall be cumulative of and in addition to any and all other remedies, at law or in equity, which any Party may have, and the exercise of any one or more of such remedies shall not preclude the exercise of any others.

13.5	Force Majeure. If either Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of force majeure, including fire, flood, earthquake, storm, general strike, lockout, riot, war, terrorism, rebellion, accident, acts of God and/or any other cause or externally induced similar casualty beyond its reasonable control and without the fault or negligence of either Party(a “Force Majeure Event”), then, upon written notice by the Party liable to perform to the other Party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability, provided that the Party asserting force majeure shall bear the burden of establishing the existence of such Force Majeure Event by clear and convincing evidence, and provided further that the Party prevented from complying shall use its best efforts to remove such disability, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other Party of the Force Majeure Event not more than five (5) Business Days from the time of the event and state the nature of the Force Majeure Event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. Notwithstanding the foregoing, if a Force Majeure Event shall continue for a period of longer than three (3) consecutive months or one hundred and twenty (120) days in any twelve (12) month period, then the Party unaffected by such event may terminate this Agreement immediately upon giving written notice of termination to the other Party. Notwithstanding any provision contained herein, any action taken by a Regulatory Authority as a result of a Party’s negligence or willful misconduct shall not constitute a Force Majeure Event under this Article 13.5.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23

13.6	Dispute Resolution. The Parties recognize that disputes as to certain matters may from time to time arise which relate to a Party's rights and/or obligations under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 13.6 if and when such a dispute arises between the Parties arises. Notwithstanding the provisions of this Article 13.6 however, nothing herein contained shall preclude a Party from seeking equitable remedies in any court of competent jurisdiction as set forth in Article 13.7 hereof. If any controversy, dispute or claim arises between the Parties relating to the interpretation, breach, performance, enforcement, termination or validity of this Agreement and the Parties cannot resolve the dispute within thirty (30) days of a written request by one Party to any other Party, the Parties agree to hold a meeting, attended by the Chief Executive Officer or President, or a Vice President designated by him/her, of each Party, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such written request, the Parties have not succeeded in negotiating a resolution of the dispute, the Party may seek any other remedies available to it in at law or in equity.

13.7	Governing Law & Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal or state court in New York, NY for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Party further agrees that service of any process, summons, notice or document by certified or registered mail to such Party’s address set forth in Article 13.1 or such other address or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the federal or the state courts in New York, NY and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24

13.8	Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE PERFORMANCE THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

13.9	Severability. If any provision in this Agreement is held to be invalid, void or unenforceable, then the remainder of this Agreement, or the application of such provision to the Parties or to the circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. The Parties agree to renegotiate any such invalid, void or unenforceable provision in good faith in order to provide a reasonably acceptable alternative consistent with the basic purposes of this Agreement.

13.10	Entire Agreement. This Agreement (including the Schedules attached hereto and the Pharmacovigilance Agreement and Quality Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and all prior or agreements, whether written or oral, are superseded hereby. This Agreement may be amended only in writing executed by the Parties.

13.11	Sub-contracting. ELITE shall not sub-contract any of the work to be performed under this Agreement without the prior written consent of GLENMARK. No such sub-contracting shall relieve ELITE of any of its obligations hereunder.

13.12	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

13.13	Headings. The captions and headings contained herein are for convenience of the Parties and in no way define, limit or describe the scope of this Agreement.

13.14	Language. The language of this Agreement and all proceedings taken in relation thereto shall be English.

13.15	Currency. Unless otherwise specifically provided, all references to money amounts are expressed in terms of United States Dollars (USD) and all payments made pursuant to this Agreement shall be made in that currency.

13.16	Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any Section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, of the United States Code (the “Bankruptcy Code”) licenses of rights to "intellectual property" as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall use its best efforts to transfer its Product responsibilities to a third party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

25

13.17	Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

[SIGNATURE PAGE FOLLOWS]

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

ELITE PHARMACEUTICALS, INC.		GLENMARK PHARMACEUTICALS INC., USA

By:	\\s\Nasrat Hakim	By:	\\s\Robert Matsuk

Name:		Name:

Title:		Title:

ELITE LABORATORIES, INC.

By:	\\s\Nasrat Hakim

Name:

Title:

Schedule A:	Products

Schedule B:	Product Specifications

Schedule C	Quarterly Report for Calculation of Gross Profit

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

27

SCHEDULE A

Products and Prices

Product List

Generic Name	ANDA #	Reference Listed Drug	Market exclusivity grant from ELITE
Phendimetrazine 35 mg tablets	40762	Bontil® (Phendimetrazine Tartrate) Tablets, mfg by Valeant Pharm.	Semi-exclusive
{***} tablets	TBD	{***}	Exclusive

Transfer Prices ($/bottle)

Name	Full Batch Qty.	Bottle Size	Cost per bottle
Phendimetrazine 35 mg tablet	800,000 tablets	100 count	${***}
Phendimetrazine 35 mg tablet	800,000 tablets	1000 count	${***}
{***}	1,440,000	100 count	${***}
{***}	720,000	100 count	${***}

Pricing includes all Product manufacturing and packaging costs, quality assurance, batch quality control testing and stability testing, and is subject pricing adjustments in Section 4.1(d).

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28

Schedule B

Product Specifications

Elite Pharmaceuticals Inc.

FINISHED PRODUCT ANALYSIS

{***}			{***}
Manufacturer: Elite Laboratories, Inc	{***}	{***}	{***}
QC#:	{***}	{***}

Test / Method	Specification	Results	Notebook Reference
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}	{***}
{***}	{***}	{***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

29

Schedule B

Product Specifications

Elite Pharmaceuticals Inc.

FINISHED PRODUCT ANALYSIS

{***}			{***}
Manufacturer: Elite Laboratories, Inc	{***}	{***}	{***}
QC#:	{***}	{***}

Test / Method	Specification	Results	Notebook Reference
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}	{***}
{***}	{***}	{***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30

Schedule B

Product Specifications

Elite Pharmaceuticals Inc.

FINISHED PRODUCT ANALYSIS

Phendimetrazine Tartrate Tablets USP 35 mg			{***}
Manufacturer: Elite Laboratories, Inc	Department: Analytics and QC	Version 0	{***}
QC#:	Batch#:	{***}

Test / Method	Specification	Results	Notebook Reference
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}
{***}	{***}	{***}	{***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31

Schedule C

Quarterly Report for Calculation of Gross Profit

Product Name:________________________________________________________

Quantity sold by SKU	XXXX units
Gross Sales	$
Deductions:
Chargebacks
Rebates
ADministrative Fees
Billbacks
Returns
Shelf Stock Adjustments
Other deductions
Cash Discounts
Medicaid
NET SALES	$
Transfer Price
Selling and DIstribution Expenses
Shipping COsts
Gross Profit
Material Write offs
NET PROFIT
Profit share Payment to ELITe at {***}%

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

32